Exhibit 10.45

ECHOSTAR CORPORATION

EXECUTIVE OFFICER OR DIRECTOR RESTRICTED
STOCK UNIT AGREEMENT

This Incentive Restricted Stock Unit Agreement (“Agreement”) is entered into effective as of [Grant Date], by and between EchoStar Corporation, a Nevada corporation (the “Company”), and [Participant Name] (“Employee”).

RECITAL

WHEREAS, the Company, pursuant to its 2008 Stock Incentive Plan (the “Plan”) desires to grant these restricted stock units to Employee, and Employee desires to accept such restricted stock units, each under the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.                                      Grant of Restricted Stock Units

The Company hereby grants to Employee, as of the date set forth above, [Shares Granted] restricted stock units (hereinafter called the “Units”), each representing the right to receive one share of the Class A Common Stock of the Company, par value $0.001 per share (the “Common Shares”), upon vesting of that Unit on the terms and conditions set forth herein.

2.                                      Duration and Exercisability

(a)             Subject to the other terms and conditions set forth herein,  including, without limitations, payment of all applicable withholding taxes, the Units shall vest in cumulative installments on the following vesting dates (the “Vesting Dates”) as follows: ]

(b)         During the lifetime of Employee, the Units shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution. Without limiting the generality of the foregoing, the Units may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated in any manner (whether by operation of  law or  otherwise),  and shall not  be subject to execution, attachment or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Units or any attempt to make any such levy of execution, attachment or other process will cause the Units to terminate immediately, unless the Board of Directors (or the Committee (as defined in the Plan)), in its sole discretion, specifically waives applicability of this provision.

(c)         The Units shall terminate, and no Common Shares will be issued in exchange for any Units, five years and three days after grant date.

(d)       The Company assumes no responsibility for individual income taxes, penalties or interest related to grant or vesting of any Unit or the issuance or subsequent disposition of any Common Shares issued in exchange for any Unit. Employee should consult with employee’s personal tax advisor regarding the tax ramifications, if any, which result from receipt of the Units, the subsequent issuance, if any, of Common

Shares in Exchange for the Units, and subsequent disposition of any such Common Shares. Employee acknowledges that the Company may be required to withhold federal, state and/or local taxes in connection with the vesting of the Units. No Units will vest unless and until Employee has provided for payment of all applicable withholding taxes as provided below.

The Employee is ultimately liable and responsible for all taxes owed by the Employee in connection with grant and vesting of the Units, regardless of any action the Company or any of its affiliates take with respect to any tax withholding obligations that arise in connection with the Units. Neither the Company nor any affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Units or the subsequent sale of any Common Shares in exchange for the Units. The Company and its affiliates do not commit and are under no obligation to structure the Units to reduce or eliminate the Employee’s tax liability.

(i)     Payment of Withholding Taxes. Prior to vesting, the Employee must arrange for the satisfaction of  the minimum  amount  of  any and all tax withholding obligations using one of the options set forth in Sections 2(d)(i)(1) and 2(d)(i)(2) below:

(1)     By Sale of Shares. Unless the Employee determines (or is required) to satisfy the tax withholding obligations by some other means in accordance with Section 2(d)(i)(2) below, the Employee’s acceptance of the Units constitutes the Employee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Employee’s behalf a whole number of Common Shares from those Common Shares issuable to the Employee upon vesting of the Units as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum amount of any and all applicable tax withholding obligations. Such Common Shares will be sold on the day such tax withholding obligation arises (e.g., a vesting date of the Units) or as soon thereafter as practicable. The Employee will be responsible for all brokers’ fees and other costs of sale, and the Employee agrees to indemnify and hold the Company and its affiliates harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Employee’s minimum tax withholding obligations, it is the Company’s expectation that such excess cash shall be credited to the brokerage account established on behalf of the Employee to effect such sale  of  Common  Shares.  The  Employee  acknowledges  that  the  Company  or  its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Employee’s minimum tax withholding obligations. Accordingly, the Employee agrees to pay to the Company or any affiliate as soon as practicable, including through additional payroll withholding, any amount of tax withholding obligation that is not satisfied by the sale of Common Shares described above. The Employee further acknowledges that he or she may not use the method described in this Section 2(d)(i)(1) to satisfy the tax withholding obligation if he or she has not entered into and maintained effective at all times a 10b5-1 trading plan satisfactory to the Company.

(2)      By Check, Wire Transfer or Other Means. Not less than five (5) business days before each vesting date of the Units, the Employee may elect to satisfy the Employee’s tax withholding obligation with respect to such Units by delivering to the Company an amount that the Company determines is sufficient to satisfy such tax withholding obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Company. In order to exercise this option to pay the tax withholding obligation, the Employee must notify the Company of this election in writing not less than 30 calendar days prior to the applicable vesting date.

(ii)      Right to Retain Shares. No Common Shares will be issued to the Employee until the Employee satisfies the tax withholding obligation. To the maximum extent permitted by law, the Company has the right to retain without notice from Common Shares issuable upon vesting of the Units or from salary or other amounts payable to the Employee, Common Shares or cash having a value sufficient to satisfy the tax withholding obligation.

(e) In considering the acceptance of the Units, Employee acknowledges that he or she has used the same independent investment judgment that Employee would use in making other investments in corporate securities. Among other things, stock prices will fluctuate over any reasonable period of time and the price of the Common Shares may go down as well as up. No guarantees are made as to the future prospects of the Company or the Common Shares, or that any market for sale of the Common Shares will develop in the future. No representations are made by the Company except as contained in any active registration statement at the time of vesting of the Units, on file with the United States Securities and Exchange Commission relating to the Plan.

3.                                      Effect of Termination of Employment; Death or Disability; Demotion; Termination After Change in Control

(a)     In the event that Employee shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than Employee’s serious misconduct or Employee’s death or disability (as such term is defined in Section 3(c) hereof), Employee shall have the right to receive Common Shares issuable in exchange for Units that were vested on the date of termination, subject to the condition that any portion of the Units not vested prior to the date of termination of employment shall forever terminate as of such date and no Common Shares shall be issuable in exchange for any unvested Units. Retirement, whether or not pursuant to any retirement or pension plan of the Company, shall be deemed to be a termination of employment for all purposes of this Agreement. The termination of the Units by reason of the cessation of employment shall be without prejudice to any right or remedy which the Company may have against the holder.

(b)     In the event that Employee shall cease to be employed by the Company or its subsidiaries, if any, by reason of Employee’s serious misconduct during the course of employment, including but not limited to wrongful appropriation of the Company’s funds, theft of Company property or other reasons as determined by the Company, or in the event that Employee violates the covenants set forth in Section 5 hereof, the Units shall be terminated and cannot be exchanged into Common Shares, as of the date of the misconduct or violation. The termination of the Units by reason of the cessation of employment shall be without prejudice to any right or remedy which the Company may have against the holder.

(c)      If Employee shall die while in the employ of Company or a subsidiary, or if employment is terminated because Employee has become disabled (within the meaning of Section 22(e)(3)) of the Internal Revenue Service Code of 1986, as amended, and regulations thereunder (the “Code”) while in the employ of the Company or a subsidiary, and Employee shall not have received Common Shares issuable upon vested Units, then such Common Shares shall be issued to the personal representatives or administrators, executor or guardians of Employee, as applicable, or by any person or persons to whom the Units are transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Common Shares to which the Employee was entitled under the Units on the date of death, or date of termination for such disability, and subject to the condition that any portion of the Units not vested prior to the date of death or termination for such disability shall forever terminate as of such date and no Common Shares shall be issuable in exchange for any unvested Units.

(d)      If Employee is demoted (but remains employed) by the Company or its subsidiaries from Employee’s current level (i.e., executive vice president, senior executive, vice president, director, manager, or other level) any portion of the Units not vested prior to the date of demotion shall forever terminate as of the date of demotion and no Common Shares shall be issuable in exchange for any unvested Units.

(e)     In the event that (i) a Change in Control occurs, and (ii) Employee is terminated by the Company (and not simultaneously employed by the surviving entity — if not the Company — in the Change in Control), for any reason other than for Cause, during the twenty-four (24) month period following such Change in Control, then all Units not previously vested shall immediately vest and Common Shares shall be issued in exchange for the vested Units.

For the purpose of this subsection 3(e), the capitalized terms shall have the following meanings: “Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred. “Cause” means: (i) the willful and continued failure of Employee to substantially perform his duties consistent with past practices prior to the Change in Control; (ii) any illegal conduct or gross misconduct which is materially injurious to the Company or its affiliates; (iii) Employee has been convicted of or pleaded guilty or nolo contendere to a felony or any crime involving moral turpitude or dishonesty; or (iv) Employee has been convicted of or pleaded guilty or nolo contendere to a felony, crime or engaged in conduct which results in a prohibition on the Employee  from serving, for any period of time, as an officer or director of a publicly-traded company by any federal, state or other regulatory governing body (including without limitation, an exchange or association such as NYSE or Nasdaq). “Change in Control” means: (i) a transaction or a series of transactions the result of which is that any person (other than the Principal or a Related Party) individually owns more than fifty percent (50%) of the total Equity Interests of either (A) the Company or (B) the surviving entity in any such transaction(s) or a controlling affiliate of such surviving entity in such transaction(s); and (ii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who: (a) was a member of such Board of Directors on the date of this Agreement; or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or was nominated for election or elected by the Principal and his Related Parties. “Equity Interest” means any Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).  “Principal” means Charles W. Ergen. “Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal; (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an eighty percent (80%) or more controlling interest; and (c) the Principal’s personal representatives, administrators, executor, guardians, or any person(s) or entity(ies) to which the Principal’s shares of the Company are transferred as a result of a transfer by will or the applicable laws of descent and distribution.

4.                                      Manner of Issuance of Common Shares

(a)     The Common Shares issuable upon vesting of the Units shall be issued only to the Employee or other proper party,  in whole Common Shares.  Upon meeting the applicable vesting requirements of the Units represented by this Agreement, the

Common Shares will be issued to a brokerage account of the Company’s designation established on behalf of the Employee. In the event the Company has not established a designated brokerage account on behalf of the Employee, it will be the Employee’s responsibility to establish a brokerage account to receive the Common Shares and to provide the appropriate details of such account to the Company in writing not less than 30 days prior to any applicable vesting date. No Units will vest unless and until the Employee or the Company, as applicable, has established an appropriate brokerage account to receive the shares. All notices to Employee or other person or persons then entitled to receive Common Shares upon vesting of the Units shall be addressed to the Employee or such other person(s) at the Employee’s address specified below, or to such other address as Employee or such person(s) may notify the Company from time to time.

(b)     Unless notified by the Company to the contrary, the Common Shares issuable upon the vesting of the Units shall be deemed issued on the date specified by the Company, within five (5) business days following the date that counsel for the Company determines that all requisite events to issuance of the Common Shares have been properly completed. The Company shall have no obligation to issue the Common Shares issuable upon the vesting of the Units until it has confirmed to its satisfaction, that all events requisite for issuance of the Common Shares and vesting of the Units have been accomplished.

(c)              The  certificate  or  certificates  for  the  Common  Shares  which  are  issued pursuant to the vesting of the Units may be registered only in the name of the Employee (or if the Employee so requests, jointly in the name of the Employee and with a member of the Employee’s family, with the right of survivorship, or in the event of the death of Employee, in the name of such survivor of the Employee as the person with the right to receive the Common Shares issuable upon the vesting of the Units shall designate).

5.                                      Covenant Not to Compete and Protection of Confidential Information

(a)        Employee shall serve the Company and its subsidiaries (collectively, the “Company” for purposes of this Paragraph 5), in good faith and use the Employee’s best efforts to promote the Company’s interests. Employee hereby agrees not to compete with the Company, and agrees to protect from disclosure certain information of the Company, pursuant to the terms and conditions hereinafter set forth.

(d)             Employee further agrees to hold in a fiduciary capacity for the benefit of the Company all proprietary and confidential information, knowledge, ideas and data, including, without limitation, customer lists and the Company’s products, processes and programs (“Confidential Information”), relating in any way to the present or future business or activities of the Company for as long as such Confidential Information remains confidential. All such Confidential Information, together with all copies thereof and notes and other references thereto, shall remain the sole property of the Company. Employee acknowledges that all Confidential Information is essential to the Company’s present and future business and activities, and is therefore deemed trade secrets and is considered proprietary to, and treated as confidential by, the Company. This obligation of confidentiality is intended to supplement, and is not intended to supersede or limit, the obligations of confidentiality Employee has to the Company by agreement, law or otherwise. If any court of competent jurisdiction shall determine that the foregoing covenants are invalid in any respect, the parties hereto agree that any court so holding may limit such covenant in time, in area or in any other manner which the court determines such that the covenant shall be enforceable against Employee.

6.                                      Settlement of Disputes

(a)             In consideration of the rights, terms and conditions of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Company agree that any claim, controversy and/or dispute between them, arising out  of and/or in any way related to (1) Employee’s application for employment, employment and/or termination of employment (collectively “employment-related disputes”) and/or (2) this Agreement (Units disputes), whenever and wherever brought, shall be resolved by arbitration. The Employee agrees that this agreement to arbitrate is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and is fully enforceable. For purposes of this paragraph only, Company shall be defined to include its direct and indirect subsidiaries, and the employees, shareholders, officers, and directors of any of the foregoing entities.

(b)             For employment-related disputes, the Company agrees to pay all the arbitrator’s and arbitration fees and expenses until otherwise ordered by the arbitrator, except that Company shall not be responsible for the Employee’s legal fees and costs, unless awarded to the Employee by the arbitrator. The arbitration shall be governed by the substantive law of the State of Colorado, without giving effect to choice of law principles. A single arbitrator engaged in the practice of law from the American Arbitration Association (“AAA”) shall conduct the arbitration of employment-related disputes under the then current procedures of the AAA’s National Rules for the Resolution of Employment Disputes (“Rules”). A single arbitrator engaged in  the practice of law from the American Arbitration Association (“AAA”) shall conduct the arbitration of Units disputes under the then current procedures of the AAA’s Commercial Dispute Resolution Procedures (“Procedures”). Regardless of what the above- mentioned Procedures and Rules state, all arbitration proceedings, including but not limited to hearings, discovery, settlements, and awards shall be confidential and the arbitration and any hearings shall be held in the City and County of Denver, Colorado. The arbitrator’s decision shall be final and binding, and judgment upon the arbitrator’s decision and/or award may be entered in any court of competent jurisdiction.

(c)              The prevailing party in any arbitration of common law claims pursuant to this agreement to arbitrate shall be entitled to its, his, or her reasonable attorneys’ fees and to reimbursement of costs of arbitrator’s fees and arbitration expenses. Nothing in this Agreement shall require Employee to reimburse Company for its attorneys’ fees and costs, including arbitration fees and costs, incurred when Company prevails in defense of any statutory claim of unlawful discrimination, unless said claim brought by Employee is frivolous, unreasonable or without foundation, or Employee continues to prosecute a claim after the claim became frivolous, unreasonable or without foundation. In the event either party hereto files a judicial or administrative action asserting claims subject to this arbitration provision, and the other party successfully stays such action and/or compels arbitration of the claims made in such an action, the party filing the administrative or judicial action shall pay the other party’s reasonable attorneys’ fees and costs incurred in obtaining a stay and/or compelling arbitration.

(d)             Notwithstanding the foregoing, this agreement to arbitrate all employment-related claims shall not apply to Employee claims for statutory unemployment compensation benefits, statutory worker’s compensation benefits, and claims for benefits from a Company-sponsored “employee benefit plan,” as that term is defined in 29 U.S.C. §1002(3). Further, and notwithstanding the foregoing, Company shall have the right to seek any temporary restraining orders, preliminary and/or permanent injunctions in a court of competent jurisdiction based on Company’s claims that the Employee is violating Company’s rights regarding (1) non-competition agreements or obligations, (2) intellectual property, including but not limited to copyrights, patent rights, trade secrets, know-how and/or (3) confidential information.

(e)              If any provision of this agreement to arbitrate is declared by any court of competent jurisdiction to be invalid for any reason, the remaining provisions of this agreement to arbitrate shall be fully enforceable to the maximum extent permitted by law. This Agreement supersedes and renders void any prior agreement(s) to arbitrate between Employee and Company, and there are no agreements, verbal or written or otherwise, between the parties hereto regarding arbitration of employment-related disputes and Units disputes other than as expressly set forth in this Agreement. Other than as set forth above regarding venue, governing law and the confidential nature of proceedings, in the event of a conflict between the AAA Rules and/or Procedures, and this Agreement, the terms of the applicable Procedures and Rules shall control.

(f)              THE RIGHT TO A TRIAL, TO A TRIAL BY JURY, AND TO COMMON LAW CLAIMS FOR PUNITIVE AND/OR EXEMPLARY DAMAGES ARE OF VALUE AND ARE WAIVED PURSUANT TO THIS AGREEMENT. Other than potential rights to a trial, a jury trial, and common law claims for punitive and/or exemplary damages, nothing in this agreement to arbitrate limits any statutory remedy to which the Employee may be entitled under law.

(g)              The parties acknowledge that this agreement shall not alter the at-will nature of their employment relationship MEANING THAT YOU MAY TERMINATE YOUR EMPLOYMENT WITH THE COMPANY AT ANY TIME WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE, AND THE COMPANY RESERVES THE SAME RIGHTS TO TERMINATE YOUR EMPLOYMENT.

7.                                      Miscellaneous

(a)             The Units are issued pursuant to the Plan and are subject to its terms and conditions. The terms and conditions of the Plan are available for inspection during normal business hours at the principal offices of the Company.

(b)             This Agreement shall not confer on Employee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment or to demote Employee at any time for any reason. Employee shall have none of the rights of a shareholder with respect to shares subject to the Units until such shares shall have been issued to Employee in accordance with this Agreement.

(c)              The vesting of the Units and the issuance of any Common Shares in exchange for the Units shall only be effective at such time that the issuance and sale of Common Shares prior or pursuant to such vesting will not violate any state or federal securities or other laws.

(d)             If there shall be any change in the Common Shares of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the Units shall not have been exchanged for Common Shares or have been terminated or expired, then appropriate adjustments shall be made by the Company, as determined in the sole discretion of the Board of Directors, or the Committee at its discretion, in order to prevent dilution or enlargement of Employee’s rights under the Units. Such adjustments shall include, where appropriate, changes in the number of shares of Common Shares subject to the outstanding Units. Notwithstanding the above, in no event shall action be taken which would modify the treatment of the Units under the Code without the agreement of the

Company and the Employee. This Agreement shall inure to the benefit of the Company’s assigns and successors.

(e)              The Company shall at all times during the term of the Units reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement. If the Company in its sole discretion so elects, it may register the Common Shares issuable upon the vesting of the Units under the Securities Act of 1933, as amended (the “Securities Act”), and on any securities exchange. In the absence of such election, the Employee understands that neither the Units nor the Common Shares subject thereto and issuable upon the vesting of the Units thereof will be registered under the Securities Act, or tradeable on any securities exchange, and the Employee represents that the Units are being acquired, and that such Common Shares which will be acquired pursuant to the Units will be acquired, by the Employee for investment and not with a view to distribution thereof.

In the absence of an effective Prospectus meeting the requirements of the Securities Act, upon any sale or transfer of the Common Stock issued pursuant to the Units, the Employee shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or transfer of the Common Shares does not violate any provision of the Securities Act or the Securities Exchange Act of 1934, as amended, and the certificates for the Common Shares purchased may bear, in that event, the following legend:

“The shares represented by this Certificate have not  been registered under the Securities Act of 1933, as amended (the “Act”), or state securities laws, and are “restricted securities” as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act and compliance with any applicable state securities laws, or pursuant to an exemption therefrom, the availability of which must be established to the satisfaction of the Company.”

(f)              If Employee shall dispose of any of the Common Shares of the Company acquired by Employee pursuant to the Units within two (2) years from the date the Units were granted or within one (1) year after the transfer of any such shares to Employee upon the vesting of the Units, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, Employee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure: (i) notice to the Company of any disposition of the Common Shares of the Company within the time periods described above; and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee.

(g)             The holder of the Units will not have any right to dividends or any other right of a shareholder with respect to the Common Shares subject to the Units until such Common Shares shall have been issued to the Employee, upon the vesting of the Units and in accordance with this Agreement and the Plan (as evidenced by the records of the transfer agent of the Company).

(h)             Employee agrees to treat with confidentiality the existence, terms and conditions of the Units, and agrees that failure to do so may result in immediate termination of the Units.

(i)              This Agreement sets forth the entire, final and complete understanding between the parties hereto relevant to the subject matter of this Agreement, and it supersedes and replaces all previous understandings or agreements, written, oral, or implied, relevant to the subject matter of this Agreement made or existing before the date of this Agreement. Except as expressly provided by this Agreement, no waiver or modification of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by both parties. The failure of any party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or similar nature.

(j)              The parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision and that the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. In the event that a court of competent jurisdiction determines that any term or provision herein, or the application thereof to any person, entity, or circumstance, shall to any extent be invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and shall be interpreted as if the invalid term or provision were not a part hereof. Any provision of this Agreement which logically would be expected to survive termination or expiration, shall survive for a reasonable time period under the circumstances, whether or not specifically provided in this Agreement.

(k)               In the event the Company provides Employee (or anyone acting on behalf of Employee) with summary or other information concerning, including, or otherwise relating to Employee’s rights or benefits under this Agreement (including without limitation the Units, and any vesting thereof), such summary or other information shall in all cases be qualified in its entirety by this Agreement and, unless it explicitly states otherwise and is signed by an officer of the Company, shall not constitute an amendment or other modification hereto.

(l)               Employee acknowledges that he or she is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else.

(m)            Employee acknowledges that he or she has carefully read, considered and understands all of the provisions of this Agreement and the Company’s policies reflected in this Agreement.

(n)             Employee acknowledges that he or she has asked any questions needed for him or her to understand the terms, consequences and binding effect of this Agreement and Employee fully understands them, including that he or she is waiving the right to a jury trial.

(o)             Employee acknowledges that he or she was provided an opportunity to seek the advice of an attorney of his or her choice before signing this Agreement.

(p)             Employee acknowledges that the obligations and restrictions set forth in this Agreement are consistent with the Employee’s right to sell his or her labor, the public’s interest in unimpeded trade, are fair and reasonable, and are no broader than are reasonably required to protect the Company’s interests.

(q)             Employee acknowledges that it is the Company’s policy to seek legal recourse to the fullest extent possible for breach of this Agreement. Employee understands that nothing in this Agreement shall be construed to prohibit the Company from pursuing any other  available remedies for  such breach or threatened breach, including the recovery of damages from Employee.  Employee further agrees that, if he or she violates or threatens to violate this Agreement, it would be difficult to determine the damages and lost profits which the Company would suffer as a result of such breach including, but not limited to, losses attributable to lost or misappropriated Confidential Information (including the Company’s trade secrets) and losses stemming from violations of the non-compete  and  non-solicitation  obligations  set forth  above. Accordingly, Employee agrees that if he or she violates or threatens to violate this Agreement, then the Company will be entitled to an order for injunctive relief and/or for specific performance, or their equivalent, including requirements that Employee take action or refrain from action to avoid competing with the Company, to preserve the secrecy of  Confidential Information, to avoid conflicts of interest and to protect the Company from damage. Employee expressly agrees that the Company does not need to post a bond to obtain an injunction and Employee waives the right to require such a bond.

Upon Employee’s acceptance of the terms and conditions set forth in this Restricted Stock Unit Agreement through the electronic grant process available through the Company’s administrator for this Restricted Stock Unit Agreement, this Restricted Stock Unit Agreement becomes effective between the parties as of the date first written above.

ECHOSTAR CORPORATION

EMPLOYEE — [Participant Name]

2008 STOCK INCENTIVE PLAN

Explanation of Beneficiary Designation

The 2008 Stock Incentive Plan provides that although common shares issuable upon vesting of a restricted stock unit are able to be issued during the Employee’s lifetime only to him or her, common shares issued upon vesting of a restricted stock unit may be issued after the death of any Employee (if it has not otherwise terminated or been granted in full) to the person whom the Employee shall have designated as Beneficiary or, if no designation has been made, to the person to whom the Employee’s rights shall have passed by Will or the laws of descent and distribution. (Note: A restricted stock unit is not otherwise assignable or transferable.)

The right to designate Beneficiaries could provide certain advantages including avoidance of probate (and attendant costs) with respect to receipt of shares issued in exchange for the Units. Since the individual circumstances of each Employee differ, however, and since the Company cannot warrant the validity or effect of such a designation of Beneficiary, it is recommended that you consult your personal tax advisor before making any decision, particularly if you propose to designate a trust as Beneficiary.

If more than one beneficiary is named, the beneficiaries shall share equally in the rights unless otherwise stated above. Please designate a beneficiary or beneficiaries by following the procedures specified by the Company’s administrator for the grant of Units, as such administrator and procedures are designated by the Company from time to time, in its sole discretion. Please note that your decision thereon will apply only to the Common Shares evidenced by the accompanying Incentive Restricted Stock Unit Agreement and only until you receive the Common Shares issued upon vesting of the Units. It does not apply to any future grants of Units since a separate election is made with each grant of Units that may be granted. If you wish to change a beneficiary on any grant of Units, please contact the Company’s administrator for the grant of Units.

Unless otherwise expressly provided, if any designated beneficiary predeceases Employee, any rights shall pass equally to the remaining designated beneficiary(ies), if any, who survive the Employee, but if no designated beneficiary survives Employee, any rights shall pass to Employee’s estate. The designation herein is subject to all the terms and conditions of the Plan and all applicable laws, rules and regulations. In addition, the Company may require an indemnity and/or other assurances from the beneficiary(ies) or successor(s) in connection with the exercise of any rights by such beneficiary(ies) or successor(s) under this grant of Units.